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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the captions "Experts" and "Selected Historical Consolidated Financial Data" and to the use of our report dated January 30, 2004, except for Note 5 as to which the date is February 12, 2004, in Amendment No. 2 to the Registration Statement (Form S-4) and related Prospectus of Argosy Gaming Company for the registration of $350 million of 7% Senior Subordinated Notes due 2014.

/s/ Ernst & Young LLP
Chicago, Illinois June 21, 2004

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm